As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-253955

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PASSAGE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-2729751 (I.R.S. Employer Identification No.)

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103

(267) 866-0311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Goldsmith, Ph.D.

President and Chief Executive Officer

Passage Bio, Inc.

One Commerce Square

2005 Market Street, 39th Floor

Philadelphia, PA 19103

(267) 866-0311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq. Effie Toshav, Esq. Ryan Mitteness, Esq. Fenwick & West LLP 555 California Street San Francisco, CA 94104 (415) 875-2300	Edgar B. Cale, Esq. General Counsel and Corporate Secretary Passage Bio, Inc. One Commerce Square 2005 Market Street, 39th Floor Philadelphia, PA 19103 (267) 866-0311

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-3, as previously amended by Post-Effective Amendment No. 2 (File No. 333-253955) (as so amended, the “Registration Statement”) of Passage Bio, Inc. (the “Company”) is being filed for the purpose of replacing the Exhibit 23.1 consent of independent registered public accounting firm (the “Auditor’s Consent”) previously filed with the Registration Statement with the Exhibit 23.1 Auditor’s Consent filed herewith. This Post-Effective Amendment No. 3 consists only of the cover page, this explanatory note and Item 16 (Exhibits) of the Registration Statement and does not modify any other part of the Registration Statement.

Item 16.

Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this Registration Statement.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated March 5, 2021, by and between the Registrant and Cowen and Company, LLC	S-3ASR	333-253955	1.2	3/05/2021
3.1	Restated Certificate of Incorporation, dated March 3, 2020	10-Q	001-39231	3.1	5/11/2020
3.2	Amended and Restated Bylaws, dated March 26, 2020	8-K	001-39231	3.1	3/27/2020
4.1	Form of Common Stock Certificate	S-1/A	333-236214	4.1	2/18/2020
4.2	Amended and Restated Investors’ Rights Agreement, dated August 21, 2019, by and among the Registrant and certain of its stockholders	S-1/A	333-236214	4.2	2/18/2020
4.3	Form of Debt Security	S-3ASR	333-253955	4.3	3/05/2021
4.4	Form of Indenture	S-3ASR	333-253955	4.4	3/05/2021
4.5*	Form of Warrant
4.6*	Form of Warrant Agreement
4.7*	Form of Preferred Stock Certificate
4.8*	Form of Subscription Rights Certificate
4.9*	Form of Unit
4.10*	Form of Unit Agreement
5.1	Opinion of Fenwick & West LLP	POS AM	333-253955	5.1	3/03/2022
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)	POS AM	333-253955	23.2	3/03/2022
24.1	Power of Attorney	S-3ASR	333-253955	24.1	3/05/2021
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 3, 2022.

PASSAGE BIO, INC.

By:	/s/ Bruce Goldsmith
Name: Dr. Bruce Goldsmith, Ph.D. Title: Chief Executive Officer and President

Signature	Title	Date
/s/ Bruce Goldsmith	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2022
Bruce Goldsmith, Ph.D.
/s/ Simona King	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 3, 2022
Simona King
*	Chair of the Board of Directors	March 3, 2022
Maxine Gowen, Ph.D.
*	Director	March 3, 2022
Athena Countouriotis, M.D.
*	Director	March 3, 2022
Saqib Islam
*	Director	March 3, 2022
Sandip Kapadia
*	Director	March 3, 2022
Derrell Porter
*	Director	March 3, 2022
Liam Ratcliffe M.D., Ph.D.
*	Director	March 3, 2022
Tom Woiwode, Ph.D.

* By:	/s/ Bruce Goldsmith
Bruce Goldsmith, Ph.D.
Attorney-in-Fact